TOBAHMAOZ INC.

TRANSITION IPO EMPLOYMENT CONTRACT

Name of Employee (herein “Employee”):    Alan R. Josselyn

Position

Chief Executive Officer (“CEO”)

Name of Employer (herein “Employer”):     TobahMaoz Inc.

Commencement Date:

October 1, 2012

Initial Termination Date:

5 years from Commencement or Completion of

IPO, whichever occurs first

Annual Salary:

$240,0000 plus allowances net;

estimated value is $25,300 per month net,

$36,347 per month burdened (estimated), or

$436,166 annually burdened (estimated).

Sign-On Bonus:

$150,000 net; $199,608 burdened (estimated)

Transition IPO Contract Value:

$635,774

THIS   CONTRACT   is   entered   into   between   TobahMaoz   Inc.,   a   Wyoming   corporation

(“Employer”), and Employee for the following purposes and upon the following conditions:

1.   Employment.  Employer  hereby  employs  Employee  as  provided  herein  and  Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

2.   Term.  This  Agreement  is  for  a  five-year  term,  subject  to  the  termination  provisions  of

Paragraph  3.  This  Agreement  will  be  automatically  renewed  for  a  five-year  term,  unless;  (1)  the

Board  of  Directors  (the  ‘Board”)  delivers  written  notice  of  non-renewal  at  least  sixty  (60)  days before  expiration  of  the  initial  term;  (2)  it  is  terminated  sooner  pursuant  to  the  terms  of  this

Agreement;  or  (3)  the  Employee  delivers  written  notice  of  resignation  to  the  Board  of  Directors.

Thereafter,  this  Agreement  will  be  automatically  renewed  for  successive  five-year  terms  under the same condition.

3.   Early   Termination.   In   the   event   of   early  termination   due   to   change   of   ownership,

dismissal,  or  for  any  other  reason,  the  full  contract  value  will  be  paid  in  full  on  the  same  day  as the  Board  action.  For  example,  if  dismissed  on  day  one  of  the  contract  or  contract  renewal,  then

$2,180,830 gross ($1,518,000 net) will be immediately due and payable.

4.   Performance  Requirements.  The  parties  have  mutually  agreed  upon  the  financial  and performance  goals  attached  hereto  as  Exhibit  A.  Employee  agrees  that  such  goals  are  a  material part  of  this  Agreement  and  failure  to  meet  or  exceed  such  goals  on  a  yearly  basis  shall  be  the basis  of  a  termination  for  cause,  without  severance.  The  Employee  and  the  Board  shall  mutually agree  upon  such  financial  and  performance  goals  each  year  during  the  Term  of  this  Agreement and revise and update Exhibit A accordingly.

5.   Compensation.

5.1.      For  the  full  term  of  this  Agreement,  Employer  shall  pay  Employee  an  annual salary  in  the  amount  provided  above,  payable  in  installments  in  the  Employer’s  regular  payroll periods. Employer shall review such  salary at least annually one month prior to each anniversary of  this  Agreement;  provided,  however,  that  such  salary  shall  not  be  decreased  without  the consent  of  Employee.  Employee  shall  be  eligible  to  receive  such  bonuses  and  cost  of  living increases to his salary as the Board approves from time to time.

5.2.

Sign-On  Bonus.  A  sign  on  bonus  of  $150,000  (net)  will  be  paid  to  Employee  out of the first funds raised from the sale of treasury stock. The purpose of this bonus is for corporate scrubbing.

5.3.

Completion  of  IPO.  Upon  completion  of  the  IPO,  the  Board  of  Directors  will determine  the  amounts  to  be  paid  to  Employee  as  Completion  Bonuses  and  Success  Fees.  After

completion of the IPO, a new CEO contract will be negotiated and set by the Board of Directors.

6.   Duties.  Employee  is  engaged  in  the  Position  listed  above  to  discharge  the  normal  duties associated with said Position, as specifically directed by the Board or officers having authority of

Employee  under  the  bylaws  (“Senior  Officers”)  or  pursuant  to  the  general  operating  policies adopted  by  the  Board  or  Employer.  Employee  will  keep  the  Board  and  Senior  Officers  fully informed  on  a  periodic  basis  as  requested  by  the  Board,  present  detailed  financial  information and  business  plans  when  requested  by  the  Board  for  approval  and  adoption  and  thereafter  will conscientiously pursue their accomplishment.

7.   Extent  of  Service.  This  is  a  non-captive  and  non-exclusive  Agreement.  Employee  will devote  as  much  of  his  time,  attention,  and  energies  to  the  business  of  Employer  as  deemed necessary.

8.   Working  Facilities.  Employee  shall  maintain  his  office  at  any  of  the  facilities  located  in

Utah.   Employer   shall   provide   Employee   with   office   space,   computer   equipment,   software,

supplies  and  any  other  equipment,  materials  or  facilities  necessary  to  perform  the  duties  under this Agreement.

9.   Business Expenses.

9.1.      Employee  is  authorized  to  incur  reasonable  expenses  for  promoting  the  business of  Employer,  including  expenses  for  entertainment,  travel  and  similar  items.  Employer  will reimburse  Employee  for  all  such  expenses  upon  presentation  by  Employee  of  an  itemized account  of  such  expenditures.  Such  expenditures  shall  be  within  approved  budget  items  for  such expense.  In  the  event  of  any  subsequent  disallowance  by  the  United  States  Internal  Revenue

Service  of  such  reimbursed  expenses  as  deductions  on  Employer’s  income  tax  returns,  such disallowed  expense  shall  be  treated  as  an  advance  of  future  sums  to  be  paid  by  Employer  to

Employee  under  this  Agreement,  except  in  those  instances  where  such  expenses  are  specifically authorized  or  directed  by  Employer  prior  to  Employee’s  expenditure  therefore,  which  expenses shall not be chargeable to Employee.

9.2.

Automobile.    Employer  will  pay  Employee  an  automobile  allowance  of  $800.00 per  month.  Employer  will  reimburse  Employee’s  use  of  his  personal  automobile  for  business purposes at the rate of $0.59 per mile.

9.3.

Air Travel.Employer  will  pay  for  air  charter  (single  or  multi-engine  with  flight instructor)  for  business  travel  if  commercial  carrier  is  not  available  and  the  destination  is  over  4 hours drive time.

9.4.

Housing Allowance.   Employer   will   pay   Employee   a   housing   allowance   of

$4,500  per  month  if  living  away from  Mayfield,  Utah  or  $2,200  per  month  if  living in  Mayfield,

Utah.

10. Medical   and   Life   Insurance.   During   the   Term   of   this   Agreement,   Employer   shall

provide, at Employer’s cost, a life insurance policy and group health, dental, vision and disability insurance  plans  for  the  coverage  of  the  medical  expenses  of  Employee  and  his  immediate  family dependents.  Such  plans  shall  provide  for  payment  of  medical  expense  benefits  in  amounts  and under terms as are reasonable and customary for plans of businesses such as Employer.

11. Vacations.  Employee  shall  be  entitled  during  the  each  year  of  this  Agreement  to  a vacation  of  twelve  weeks  during  which  time  his  compensation  shall  be  paid  in  full.  Employee may  direct  that  unused  vacation  time  be  carried  over  from  the  year  to  which  it  relates  to  a following  year  and  be  accumulated  for  Employee’s  use  in  such  year  or  subsequent  years,  or  that he  be  paid  for  any  unused  vacation  time  at  the  end  of  any  year.  In  addition,  Employee  shall  be entitled  to  normally  established  paid  holidays  and  other  employee  benefit  programs,  including but not limited to, sick leave.

12. Death  or  Disability.  The  Employee’s  employment  by  the  Employer  pursuant  hereto  is subject to termination during the Term of this Agreement as follows:

12.1.    Death. Employee’s employment hereunder shall terminate upon his death. In such

event,   the   Employee’s   annual   salary  shall   be   paid   through   the   date   of   Employee’s   death.

Eligibility  for  all  other  benefits  shall  be  determined  by  the  terms  of  any  applicable  plan  or program.

12.2.    Disability.  The  Employer  may,  by  written  notice  to  the  Employee,  terminate  the

Employee’s  employment  if,  as  a  result  of  the  Employee’s  incapacity  due  to  physical  or  mental

illness,  the  Employee  shall  have  been  absent  from  his  duties  hereunder  for  sixty   consecutive

days  or  for  a  total  of  ninety  days  in  any  three  hundred  sixty  five  day  period  (the  “Disability

Period”).  In  the  event  of  such  termination,  the  Employee  shall  receive  the  same  benefits  payable in  the  event  of  death;  provided  however  that  if  any  time  during  the  Term  of  this  Agreement  the

Employer should adopt a disability policy, the terms of such policy shall govern.

13. Confidentiality.

13.1.    Employee’s  Duty  Regarding  Confidential  Information.  Employee  shall  regard and  preserve  as  confidential  all  Confidential  Information  pertaining  to  Employer’s  business.

Such  Confidential  Information  shall  be  deemed  confidential  whether  obtained  by  Employee  by reason  of  his  employment  with  Employer  or  before  or  during  the  term  hereof.  Employee  shall not,  without  the  prior  written  consent  of  Employer,  use  for  his  own  benefit  or  purposes,  or disclose  to  others,  either  during his  employment  or  at  any time  thereafter,  and  except  as  required in connection with his employment with Employer, any Confidential  Information connected with the  business  developments  of  Employer.  Employee  shall  not,  without  such  prior  written  consent,

take  or  retain  or  copy  any  Confidential  Information  of  Employer.  Employee  represents  and warrants that Employee has not, before execution of this Agreement, made any disclosures of the

type   prohibited   by   this   Paragraph   13.   Employee   shall   promptly   disclose   to   Employer   all

discoveries,  improvements,  inventions,  and  ideas,  conceived  or  made  by  Employee,  either  by

Employee  or  with  others,  during  Employee’s  employment  hereunder,  and  which  are  related  to the  actual  or  anticipated  business  or  activities  of  Employer.  All  such  discoveries,  improvements,

inventions,  and  ideas  shall  automatically be  exclusive  property of  Employer  and  shall  be  treated as  Confidential  Information  unless  otherwise  permitted  under  this  Paragraph  13.  Employee  shall execute  any  and  all  documents  that  Employer  may  reasonably  request  to  evidence  that  such

discoveries,   improvements,   inventions   and   ideas   are   the   exclusive   property   of   Employer,

including, without limitation, assignments of the same.

13.2.    Definition  of  Confidential  Information.  As  used  in  this  Agreement,  the  term

“Confidential  Information”  shall  mean  all  business  information  of  any  nature  and  in  any  form which  at  the  time  or  times  concerned  is  not  generally  known  to  those  persons  engaged  in business  similar  to  that  conducted  or  contemplated  by  Employer,  other  than  by  act  or  acts  of  an employee not authorized by Employer to disclose such information, and which relates to any one or  more  of  the  aspects  of  the  present  or  past  business  of  Employer  or  any  of  its  predecessors,

including  but  not  limited  to  patents  and  patent  applications,  inventions  and  improvements,

whether   patentable   or   not,   development   projects,   policies,   processes,   formulas,   techniques,

know-how   and   other   facts   relating   to   sales,   advertising,   franchising,   promotions,   financial

matters,  customers,  customers’  lists,  customers’  purchases  or  requirements,  licenses  and  any trade secrets.

14. Return  of  Books  and  Papers.  Upon  the  termination  of  Employee’s  employment  with

Employer   for   any   reason,   Employee   shall   deliver   promptly   to   Employer   all   manuals   and

memoranda;  all  cost,  pricing  and  other  financial  data;  all  customer  information;  all  other  written or  printed  materials  which  are  the  property  of  the  Employer  (and  any  copies  of  them);  and  all other  materials  which  may  contain  confidential  information  relating  to  the  business  of  Employer that Employee may then have in his possession, whether prepared by Employer or not.

15. Specific  Performance.  Employee  acknowledges  that  a  breach  of  any  of  the  covenants contained  in  Paragraphs  13  hereof  may  result  in  material,  irreparable  injury  to  the  Employer  for which  there  is  no  adequate  remedy  at  law,  that  it  will  not  be  possible  to  measure  damages  for such injuries precisely and that, in the event of such a breach,  any payments remaining under  the terms of this  Agreement  shall cease  and the  Employer without posting any bond shall be  entitled to  obtain  a  temporary  restraining  order  and  a  preliminary  or  permanent  injunction  restraining

Employee  from  engaging  in  activities  prohibited  by  Paragraphs  13  hereof  or  such  other  relief  as may be required to enforce any of the covenants contained in Paragraphs 13 hereof.

16. Notices.  For  the  purposes  of  this  Agreement,  notices  and  all  other  communications provided  for  in  this  Agreement  shall  be  in  writing  and  shall  be  deemed  to  have  been  duly  given

when  delivered   by  hand  or  mailed   by  United   States  overnight   express  mail,  or  nationally

recognized  private  delivery  service  on  an  overnight  basis,  return  receipt  requested,  postage prepaid, addressed as follows:

If to the Employee:     Alan R. Josselyn

If to the Employer:      TobahMaoz Inc.

17. Waiver   of   Breach.   The   waiver   by  Employer   of   a   breach   of   any  provision   of   this

Agreement  by Employee  shall  not  operate  or  be  construed  as  a  waiver  of  any subsequent  breach by Employee.

18. Inurement.  The  rights  and  obligations  of  Employer  under  this  Agreement  shall  inure  to the benefit of and shall be binding upon the successors and assigns of Employer.

19. Representations  and  Warranties.  The Employee  hereby represents and warrants that he is free to enter this Agreement and to render his services pursuant hereto and that neither the execution nor delivery of this Agreement, nor the performance of his duties hereunder, violates the provisions of  any  other  contract  to  which  he  is  a  party  or  by  which  he  is  bound.  It  is  further  provided  that

Employee shall indemnify Employer for any and all damages and/or expenses (including attorney’s fees) that may result from a breach of such representations.

20. Counterparts.  This  Agreement  may  be  executed  in  two  or  more  counterparts,  each  of which  shall  be  deemed  an  original,  but  all  of  which  together  shall  constitute  one  and  the  same instrument, and in pleading or proving any provision of this Agreement,  it  shall not be necessary to produce more than one of such counterparts.

21. Survival. Paragraphs 3, 4, 5, shall survive the termination of this Agreement.

22. Entire  Agreement.  This  instrument  contains  the  entire  contract  of  the  parties.   It  may not

be   changed   orally   but   only   by   an   contract   in   writing   signed   by   the   party   against   whom

enforcement of any waiver, change, modification, extension or discharge is sought.

23. Paragraph Headings. Paragraph  headings have been chosen and used for  convenience in referring  to  the  various  actions  and  paragraphs  of  the  Agreement  and  are  not  to  be  accorded  by meaning or significance beyond such use in any interpretation of any provision of this Agreement.

24. Governing  Law.  This  Agreement  shall  be  governed  by  and  construed  and  enforced  in accordance  with  the  law  (other  than  the  law  governing  conflict  of  law  questions)  of  the  state  of

Wyoming.

IN  WITNESS  WHEREOF,  the  parties  have  executed  this  Agreement  as  of  the 26th day of

November 2012.

By:

_______________________________

Alan R, Josselyn

Chairman of the Board, "EMPLOYER"

_______________________________

Craig S. Cheney

Secretary to the Corporation, “EMPLOYER”

_______________________________

Alan R, Josselyn

Chief Executive Officer ("CEO"), "EMPLOYEE"

EXHIBIT “A”

SERVICES TO BE PROVIDED BY EMPLOYEE

The Employee shall serve in the capacity as the Chief Executive Officer (“CEO”) for the

Corporation. The Employee shall:

1.   Innovate and implement the strategic goals and objectives of the organization.

2.   Enable the Board to fulfill its governance function.

3.   Give direction and leadership toward the achievement of the organization’s philosophy,

mission, strategy, and its annual goals and objectives.

4.   Develop and implement strategic initiatives and business processes for the Corporation,

with best practices for the following:

(a)  Corporate-wide administration and executive management.

(b)  Strategic logistics and direction.

(c)  Cross-functional strategy and communication.

(d)  Overall business plan and marketing plan.

(e)  Effective asset management and profit increase.

(f)  Overall brand and product strategy and development.

5.   Oversee cross-functional team management and communication:

(a)  Develop and implement internal management systems to deploy and manage a global sales force.

(b)  Develop and implement standard operating procedures throughout the enterprise.

(c)  Develop an overall business plan and marketing strategy.

(d)  Develop multi-functional goals for accounting, finance, marketing, human resources, information technology and overall management.

(e)  Assist in the organization and operational functions for all departments in the

Corporation.

(f)  Assist in the development and implementation of operational practices to improve supply chain management.

(g)  Assist in the design and implementation of both short-term and long-term debt structuring and finance management plan.

(h)  Assist in the design and implementation of enterprise wide standard operating procedures.

(i)   Direct the Board in maximizing efficiency in its governance function.

(j)   Direct the executive officers of the Corporation to ensure efficiency and a healthy bottom-line.